Exhibit 2

REGISTRATION RIGHTS AGREEMENT

OF

DYNAVOX INC.

Dated as of April 21, 2010

Table of Contents

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (including Appendix A hereto, as such Appendix A may be amended from time to time pursuant to the provisions hereof, this “Agreement”), is made and entered into as of April 21, 2010, by and among DynaVox Inc., a Delaware corporation (the “Company”), and the Covered Persons (defined below) from time to time party hereto.

WHEREAS, the Covered Persons are holders of Holdings Units (defined below), which, subject to certain restrictions and requirements, are exchangeable at the option of the holder thereof for shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”); and

WHEREAS, the Company desires to provide the Covered Persons with registration rights with respect to Class A Common Stock underlying their Holdings Units and certain other shares of Class A Common Stock they may otherwise hold from time to time.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND OTHER MATTERS

Section 1.1         Definitions.  Capitalized terms used in this Agreement without other definition shall, unless expressly stated otherwise, have the meanings specified in this Section 1.1:

“Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Class A Common Stock” has the meaning ascribed to such term in the Recitals.

“Company” has the meaning ascribed to such term in the preamble.

“Covered Holdings Units” means, with respect to a Covered Person, such Covered Person’s Holdings Units.

“Covered Person” means those persons, other than the Company, who shall from time to time be parties to this Agreement in accordance with the terms hereof (including Permitted Transferees).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means the Exchange Agreement, dated as of April 21, 2010, among the Company, Holdings and holders of Holdings Units from time to time party thereto, as amended from time to time.

“Exchange Registration” has the meaning ascribed to such term in Section 2.1(a).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Follow-on Holdback Period” has the meaning ascribed to such term in Section 2.4(a).

“Governmental Authority” means any national, local or foreign (including U.S. federal, state or local) or supranational (including European Union) governmental, judicial, administrative or regulatory (including self-regulatory) agency, commission, department, board, bureau, entity or authority of competent jurisdiction.

“Holdback Extension” has the meaning ascribed to such term in Section 2.4(a).

“Holdings” means DynaVox Systems Holdings LLC, a Delaware limited liability company.

“Holdings LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of Holdings dated as of April 21, 2010, as it may be amended, supplemented or restated from time to time.

“Holdings Unit” has the meaning given to such term in the Exchange Agreement.

“Incidental Registration” has the meaning ascribed to such term in Section 2.3(a).

“Indemnified Parties” has the meaning ascribed to such term in Section 2.6.

“Other Registration Rights Agreement” means the Registration Rights Agreement dated as of April 21, 2010, among the Company and covered persons as defined therein, as amended from time to time.

“Permitted Transferee” means any transferee of a Holdings Unit after the date hereof the transfer of which was permitted by the Holdings LLC Agreement.

“Public Offering” means an underwritten public offering pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Registering Covered Person” has the meaning ascribed to such term in Section 2.5(a).

“Registrable Securities” means shares of Class A Common Stock that may be delivered in exchange for Holdings Units and other shares of Class A Common Stock otherwise held by Covered Persons from time to time. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities and such Registrable Securities shall be deemed to be in existence whenever such Person has the right to acquire such Registrable Securities (upon conversion, exchange or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right other than vesting), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.  For purposes of this

Agreement, as to any particular Covered Person, Registrable Securities shall cease to be Registrable Securities when and to the extent that (i) such Registrable Securities (x) have been sold in a transaction registered under the Securities Act, (y) have been sold pursuant to Rule 144 under the Securities Act (or any successor provision then in effect) or (z) in the case of any Registrable Securities that are not “restricted securities” for purposes of Rule 144 under the Securities Act, have been sold by a Person who is not an “affiliate” of the Company for purposes of Rule 144 in reliance upon Section 4(1) of the Securities Act, (ii) the holder of such Registrable Securities is not an “affiliate” of the Company for purposes of Rule 144 and is eligible to sell all Registrable Securities held by such person pursuant to Rule 144(b)(1) under the Securities Act in any three-month period without limitation under any of the other requirements of Rule 144, (iii) in the case of any Registrable Securities that are not “restricted securities” for purposes of Rule 144 under the Securities Act, the Covered Person is not an “affiliate” of the Company for purposes of Rule 144 and is eligible to publicly sell such securities in reliance upon Section 4(1) of the Securities Act (or any successor provision then in effect), provided that such Covered Person, together with its affiliates, owns less than 3% of the then outstanding Class A Common Stock on a fully-diluted basis (including giving effect to the exchange of all Holdings Units held by Persons other than the Company for shares of Class A Common Stock); or (iv) such Registrable Securities cease to be outstanding (or issuable upon exchange).

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) SEC and securities exchange registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company and Holdings (including, without limitation, all salaries and expenses of the officers and employees of the Company or Holdings performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company or Holdings and customary fees and expenses for independent certified public accountants retained by the Company or Holdings (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.5(i)), (vii) reasonable fees and expenses of any special experts retained by the Company or Holdings in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of the Covered Persons, including one counsel for all of the Covered Persons participating in the offering selected by the Requesting Holder (as such term is defined in the Other Registration Rights Agreement), (ix) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of-pocket costs and expenses incurred by the Company, Holdings or their appropriate officers in connection with their compliance with Section 2.5(m).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Suspension Period” has the meaning ascribed to such term in Section 2.5(k).

“Vestar” means, collectively, Vestar Capital Partners IV, L.P., a Delaware limited partnership, and VCD Investors LLC, a Delaware limited liability company.

Section 1.2         Definitions Generally.  Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time.  When used herein:

(a)       the word “or” is not exclusive;

(b)       the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(c)       the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(d)       the word “person” means any individual, corporation, limited liability company, trust, joint venture, association, company, partnership or other legal entity or a government or any department or agency thereof or self-regulatory organization; and

(e)       all section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.

ARTICLE II
REGISTRATION RIGHTS

Section 2.1         Exchange Registration.

(a)       The Company shall use its commercially reasonable efforts to file with the SEC prior to the time that Holdings Units held by Covered Persons become available for exchange for Common Units pursuant to the terms of the Exchange Agreement, and cause to be declared effective under the Securities Act by the SEC promptly thereafter, one or more registration statements (the “Exchange Registration”) covering (i) the delivery by the Company from time to time to the Covered Persons of all shares of Class A Common Stock deliverable to the Covered Persons in exchange for Holdings Units pursuant to the Exchange Agreement or (ii) if the Company determines that the registration provided for in clause (i) is not available for any reason, the registration of resale of such shares of Class A Common Stock by the Covered Persons.

(b)       The Company shall be liable for and pay all Registration Expenses in connection with any Exchange Registration, regardless of whether such registration is effected.

(c)       Upon notice to each Covered Person, the Company may postpone effecting a registration pursuant to this Section 2.1 for a reasonable time specified in the notice but not exceeding 60 days (which period may not be extended or renewed), if (i) the Board shall determine in good faith that effecting the registration would materially and adversely affect an offering of securities of the Company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Board believes in good faith would not be in the best interests of the Company.

Section 2.2         Notice of Demand Registration.  Subject to the restrictions set forth in Section 2.2(d) of the Other Registration Rights Agreement, the Company will give prompt written notice to the Covered Persons hereunder of such Registration Request (as such term is defined in the Other Registration Rights Agreement).

Section 2.3         Incidental Registration.

(a)       Requests for Incidental Registration.  At any time the Company proposes to register any shares of Class A Common Stock under the Securities Act (other than an Exchange Registration or registrations on such form(s) solely for registration of shares of Class A Common Stock in connection with any employee benefit plan or dividend reinvestment plan or a merger or consolidation), including registrations pursuant to Section 2.2(a) of the Other Registration Rights Agreement, whether or not for sale for its own account, the Company will give written notice to each holder of Registrable Securities at least thirty (30) days prior to the initial filing of such Registration Statement with the SEC of its intent to file such registration statement and of such holder’s rights under this Section 2.3.  Upon the written request of any holder of Registrable Securities made within twenty (20) days after any such notice is given (which request shall specify the Registrable Securities intended to be disposed of by such holder), the Company will use its best efforts to effect the registration (an “Incidental Registration”) under the Securities Act of all Registrable Securities which the Company, as the case may be, has been so requested to register by the holders thereof; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such Incidental Registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (a) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities under this Section 2.3 in connection with such registration (but not from its obligation to pay the expenses incurred in connection therewith), and (b) in the case of a determination to delay registration, the Company shall be permitted to delay registering any Registrable Securities under this Section 2.3 during the period that the registration of such other securities is delayed.

(b)       Priority on Incidental Registration.  If the sole or managing underwriter of a registration advises the Company in writing that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, the Company will include in such registration the Registrable Securities and other securities of the Company in the following order of priority:

(i)       first, the greatest number of securities of the Company proposed to be included in such registration by the Company for its own account and by holders of Other Registration Rights (as such term is defined in the Other Registration Rights Agreement) that have priority over the Incidental Registration rights granted to holders of Registrable Securities under this Agreement, which in the opinion of such underwriters can be so sold; and

(ii)      second, after all securities that the Company proposes to register for its own account or for the accounts of holders of Other Registration Rights that have priority over the Incidental Registration rights under this Agreement have been included, the greatest amount of Registrable Securities hereunder and Registrable Securities (as defined in the Other Registration Rights Agreement) and securities having Other Registration Rights that are pari passu with Registrable Securities hereunder and Registrable Securities (as defined in the Other Registration Rights Agreement), in each case requested to be registered by the holders thereof which in the opinion of such underwriters can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, ratably among the holders of Registrable Securities hereunder and Registrable Securities (as defined in the Other Registration Rights Agreement) (whether requested to be registered pursuant to Sections 2.1 or 2.3 of this Agreement or Section 2.2 of the Other Registration Rights Agreement) and securities subject to such Other Registration Rights based on the respective amounts of Registrable Securities hereunder and Registrable Securities (as defined in the Other Registration Rights Agreement) and securities subject to such Other Registration Rights held by each such holder.

(c)       Upon delivering a request under this Section 2.3, a Covered Person (excluding Vestar and its affiliates, but including any other Permitted Transferee of any thereof) will, if requested by the Company, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Company and Vestar with respect to such Covered Person’s Securities to be registered pursuant to this Section 2.3 (a “Custody Agreement and Power of Attorney”).  The Custody Agreement and Power of Attorney will provide, among other things, that the Covered Person will deliver to and deposit in custody with the custodian and attorney-in-fact named therein (who shall be reasonably satisfactory to Vestar) a certificate or certificates representing such Securities (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on such Covered Person’s behalf with respect to the matters specified therein.  Such Covered Person also agrees to execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section 2.3.

(d)       Notwithstanding anything to the contrary herein, after the time the Company has caused to become effective an Exchange Registration, covering all shares to be registered pursuant to Section 2.1 hereof, and continuing for so long as such Exchange Registration remains effective and available for use, any Covered Person who is not an “affiliate” of the Company for purposes of Rule 144 or the holder of at least 3% of the then-outstanding Class A Common Stock on a fully-diluted basis (including giving effect to the exchange of all Holdings Units held by Persons other than the Company for shares of Class A Common Stock) shall cease to have any Incidental Registration rights pursuant to this Section 2.3.

Section 2.4         Holdback Agreements.

(a)       Each Covered Person agrees that if requested in writing in connection with an underwritten offering made pursuant to a Registration Statement for which such Covered Person has registration rights pursuant to this Article II by the managing underwriter or underwriters of such underwritten offering, such holder will not effect any Public Sale or distribution of any of the securities being registered or any securities convertible or exchangeable or exercisable for such securities (except as part of such underwritten offering), during the period beginning seven days prior to, and ending 90 days after, the effective date of any such subsequent underwritten registration (the “Follow-On Holdback Period”), except as part of any such underwritten registration (or for such shorter period as to which the managing underwriter or underwriters may agree, provided that such shorter period applies equally to all Covered Persons).  If (i) the Company issues an earnings release or discloses other material information or a material event relating to the Company occurs during the last 17 days of a Follow-On Holdback

Period or (ii) prior to the expiration of a Follow-On Holdback Period, the Company announces that it will release earnings results during the 16-day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering required hereunder to comply with FINRA Rule 2711(f)(4), the Follow-On Holdback Period will be extended until 18 days after the earnings release or disclosure of other material information or the occurrence of the material event, as the case may be (a “Holdback Extension”).  Notwithstanding the foregoing, no Follow-On Holdback Period shall apply to any person who (i) is not an executive officer or director of the Company, a selling stockholder in such offering or a person selling Holdings Units to the Company, Holdings or any of the their respective subsidiaries if such purchase is funded by the sale of Class A Common Stock by the Company, Holdings or any of their respective subsidiaries in such offering and (ii) holds, together with its affiliates, less than 1% of the then-outstanding Class A Common Stock.

(b)       The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration (as such term is defined in the Other Registration Rights Agreement) (or for such shorter period as to which the managing underwriter or underwriters may agree), except as part of such Demand Registration or in connection with an Exchange Registration or any employee benefit or similar plan, any dividend reinvestment plan, or a business acquisition or combination and (ii) to use all reasonable efforts to cause each holder of  at least 5% (on a fully-diluted basis) of its Class A Common Stock, or any securities convertible into or exchangeable or exercisable for such Class A Common Stock, which are or may be purchased from the Company at any time after the date of this Agreement (other than in a registered offering) to agree not to effect any sale or distribution of any such Class A Common Stock during such period (except as part of such underwritten offering, if otherwise permitted).

Section 2.5         Registration Procedures.  In connection with any request by the Requesting Holder that Registrable Securities be registered pursuant to Section 2.3, subject to the provisions of such Section, the paragraphs below shall be applicable, and in connection with any Exchange Registration pursuant to Section 2.1, paragraphs (a), (c), (d), (e), (f), (k), (l) and (n) below shall be applicable:

(a)       The Company shall as expeditiously as reasonably practicable prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the registration of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its commercially reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than 40 days, or in the case of an Exchange Registration until all of the Registrable Securities of the Covered Persons included in any such registration statement (each, a “Registering Covered Person”) shall have actually been exchanged thereunder.

(b)       Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each Registering Covered Person and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Registering Covered Person and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Registering Covered Person or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Registering Covered Person.  The Registering Covered Person shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Registering Covered Person and the Company shall use its all commercially reasonable efforts to comply with such request, provided, however, that the Company shall not have any obligation to so modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)       After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Covered Person thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Registering Covered Person holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC suspending the effectiveness of such registration statement or any state securities commission and take all commercially reasonable efforts to prevent the entry of such stop order or to obtain the withdrawal of such order if entered.

(d)           To the extent any “free writing prospectus” (as defined in Rule 405 under the Securities Act) is used, the Company shall file with the SEC any free writing prospectus that is required to be filed by the Company with the SEC in accordance with the Securities Act and retain any free writing prospectus not required to be filed.

(e)           The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Covered Person holding such Registrable Securities or each underwriter, if any, reasonably (in light of such member’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Registering Covered Person to consummate the disposition of the Registrable Securities owned by such person, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.5(e), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(f)       The Company shall immediately notify each Registering Covered Person holding such Registrable Securities covered by such registration statement or each underwriter, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Registering Covered Person or underwriter, if any, and file with the SEC any such supplement or amendment.

(g)       The Requesting Holder shall select an underwriter or underwriters in connection with any Public Offering.  In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including if necessary the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(h)       Subject to the execution of confidentiality agreements satisfactory in form and substance to the Company in the exercise of its good faith judgment, pursuant to the reasonable request of the Requesting Holder or underwriter (if any), the Company will give to each Registering Covered Person, each underwriter (if any) and their respective counsel and accountants (i) reasonable and customary access to its books and records and (ii) such opportunities to discuss the business of the Company with its directors, officers, employees, counsel and the independent public accountants who have certified its financial statements, as shall be appropriate, in the reasonable judgment of counsel to such Registering Covered Person or underwriter, to enable them to exercise their due diligence responsibility.

(i)       The Company shall use its commercially reasonable efforts to furnish to each Registering Covered Person and to each such underwriter, if any, a signed counterpart, addressed to such person or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the Requesting Holder or underwriter reasonably requests.

(j)       Each Registering Covered Person registering securities under Section 2.3 shall promptly furnish in writing to the Company the information set forth in Appendix A and such other information regarding itself, the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required or advisable in connection with such registration.

(k)       Each Registering Covered Person and each underwriter, if any, agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.5(f), such Registering Covered Person or underwriter shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Registering Covered Person’s or underwriter’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.5(f), provided, however, that, upon written notice to each Registering Covered Person and each underwriter, if any, and for a reasonable time specified in the notice but not exceeding 60 days thereafter or 90 days in any 365 day period (the “Suspension Period”), the Company may suspend the use or effectiveness of any registration statement if the Company’s Board reasonably believes that the Company is in possession of material non-public information, the failure of which to be disclosed in the prospectus included in the registration statement could constitute a material misstatement or omission; and, if so directed by the Company, such Registering Covered Person or underwriter shall deliver to the Company all copies, other than any permanent file copies then in such Registering Covered Person’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.  If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.5(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.5(f) to the date when the Company shall make available to such Registering Covered Person a prospectus supplemented or amended to conform with the requirements of Section 2.5(f).

(l)       The Company shall use its commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(m)     The Company shall cause appropriate officers of the Company or Holdings to (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their commercially reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

(n)      The Company shall cooperate with the Registering Covered Persons to facilitate the timely delivery of Registrable Securities to be sold, which shall not bear any restrictive legends, and to enable such Registrable Securities to be issued in such denominations and registered in such names as such Registering Covered Persons may reasonably request at least two business days prior to the closing of any sale of Registrable Securities.

Section 2.6         Indemnification by the Company.  In the event of any registration of any Registrable Securities of the Company under the Securities Act pursuant to this Article II, the Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, a Registering Covered Person, each affiliate of such Registering Covered Person and their respective directors and officers or general and limited partners or members and managing members (including any director, officer, affiliate, employee, agent and controlling person of any of the foregoing) and each other person, if any, who controls such seller within the meaning of the Securities Act (collectively, the “Indemnified Parties”), from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or amendment or supplement thereto under which such Registrable Securities were registered or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any prospectus, any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of the Registrable Securities, or amendment or supplement thereto, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus, any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of the Registrable Securities, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company with respect to such seller or any underwriter specifically for use in the preparation thereof.

Section 2.7         Indemnification by Registering Covered Persons.  Each Registering Covered Person hereby indemnifies and holds harmless, and the Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with this Article II, that the Company shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold harmless, the Company and all other prospective sellers of Registrable Securities, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company and all other prospective sellers of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 2.6 above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company with respect to such seller or any underwriter specifically for use in the preparation of such registration statement, prospectus, any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of the Registrable Securities, or amendment or supplement thereto.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of the

Registering Covered Persons or any underwriter, or any of their respective affiliates, directors, officers or controlling persons and shall survive the transfer of such securities by such person.  In no event shall any such indemnification liability of any Registering Covered Person be greater in amount than the dollar amount of the proceeds received by such Registering Covered Person upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Section 2.8         Conduct of Indemnification Proceedings.  Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article II, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article II, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice.

In case any such action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  It is understood and agreed that the indemnifying person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Covered Person, its affiliates, directors and officers and any control persons of such Indemnified Party shall be designated in writing by the Requesting Holder, (y) in all other cases shall be designated in writing by the Board.  The indemnifying person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying person agrees to indemnify each Indemnified Party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying person shall, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement (A) includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

Section 2.9         Contribution.  If the indemnification provided for in this Article II from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party under this Section 2.9 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 2.10       Participation in Public Offering.  No Covered Person may participate in any Public Offering hereunder unless such Covered Person (a) agrees to sell such Covered Person’s securities on the basis provided in any underwriting arrangements approved by the Covered Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 2.11       Other Indemnification.  Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and the Registering Covered Person participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or Governmental Authority other than the Securities Act.

Section 2.12       Rules 144 and 144A.  At all times after the Company effects the initial public offering of the Class A Common Stock, the Company shall use its commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, upon the request of any Covered Person, to make publicly available such information as may be required to be provided under Rule 144 under the Securities Act), and will use commercially reasonable efforts to take such further action as any Covered Person may reasonably request, all to the extent required from time to time to enable such Covered Person to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of any Covered Person, the Company shall deliver to such Covered

Person a written statement as to whether it has complied with such requirements.  Notwithstanding anything contained in this Section 2.12, the Company may deregister under Section 12 of the Exchange Act if it then is permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

Section 2.13       Parties in Interest.  Each Covered Person shall be entitled to receive the benefits of this Agreement and shall be bound by the terms and provisions of this Agreement by reason of such Covered Person’s election to participate in a registration under this Article II.  To the extent Holdings Units are effectively transferred in accordance with the terms of the Holdings LLC Agreement, the Permitted Transferee of such Holdings Units shall be entitled to receive the benefits of this Agreement and shall be bound by the terms and provisions of this Agreement upon becoming bound hereby pursuant to Section 3.1(d).

Section 2.14       Acknowledgement Regarding the Company.  Other than those determinations reserved expressly to the Requesting Holder, all determinations necessary or advisable under this Article II shall be made by the Board, the determinations of which shall be final and binding.

Section 2.15       Mergers, Recapitalizations, Exchanges or Other Transactions Affecting Registrable Securities.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to the Registrable Securities, to any and all securities or units of Holdings or the Company or any successor or assign of any such person (whether by merger, amalgamation, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Registrable Securities, by reason of any dividend, split, issuance, reverse split, combination, recapitalization, reclassification, merger, amalgamation, consolidation or otherwise.

ARTICLE III
MISCELLANEOUS

Section 3.1         Term of the Agreement; Termination of Certain Provisions.

(a)       The term of this Agreement shall continue until the first to occur of (i) such time as no Covered Person holds any Covered Holdings Units or Registrable Securities, (ii) such time as the Agreement is terminated by holders of two thirds of the outstanding Covered Holdings Units and (iii) such time as the Other Registration Rights Agreement is terminated. This Agreement may be amended only with the consent of the Company and the holders of Covered Holdings Units required to terminate this Agreement.

(b)       Each Covered Person shall be deemed to approve any modification, amendment or waiver to this Agreement that is the same in substance, mutatis mutandis, as a modification, amendment or waiver to the Other Registration Rights Agreement that has been duly approved by the parties to such Other Registration Rights Agreement, upon receipt of notice of such modification, amendment or waiver.

(c)       Unless this Agreement is theretofore terminated pursuant to Section 3.1(a) hereof, a Covered Person shall be bound by the provisions of this Agreement with respect to any Covered Holdings Units or Registrable Securities until such time as such Covered Person ceases to hold any Covered Holdings Units or Registrable Securities.  Thereafter, such Covered Person shall no longer be bound by the provisions of this Agreement other than Sections 2.7, 2.8, 2.9 and 2.11 and this Article III.

(d)       Any Permitted Transferee of a Covered Person shall be entitled to become part to this agreement as a Covered Person; provided, that, such Permitted Transferee shall first sign an agreement in the form approved by the Company acknowledging that such Permitted Transferee is bound by the terms and provisions of the Agreement.

Section 3.2         Assignment; Successors.  This Agreement shall be binding upon and inure to the benefit of the respective legatees, legal representatives, successors and assigns of the Covered Persons; provided, however, that a Covered Person may not assign this Agreement or any of his rights or obligations hereunder, and any purported assignment in breach hereof by a Covered Person shall be void except for any transfer to a Permitted Transferee in accordance with this Agreement; and provided further that no assignment of this Agreement by the Company or to a successor of the Company (by operation of law or otherwise) shall be valid unless such assignment is made to a person which succeeds to the business of such person substantially as an entirety.

Section 3.3         Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 3.4         Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 3.5         Entire Agreement.  Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 3.6         Successors and Assigns; Certain Transferees Bound Hereby.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by each of the Company and Holdings and their successors and assigns, and by the Covered Persons and their respective successors and assigns so long as they hold shares of Class A Common Stock or Holdings Units.

Section 3.7         Counterparts.  This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 3.8         Remedies.  The Company, Holdings and the Covered Persons shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise all other rights existing in their favor.  The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, the Company, Holdings or any Covered Person may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

Section 3.9         Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.9):

(a)        If to the Company at:

DynaVox Inc.
2100 Wharton Street
Suite 400
Pittsburgh, PA 15203
Attention:  Chief Executive Officer

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
Attention:  Joshua Ford Bonnie, Esq.

(b)       If to Holdings at:

DynaVox Systems Holdings LLC
2100 Wharton Street
Suite 400
Pittsburgh, PA 15203
Attention:  Chief Executive Officer

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
Attention:  Joshua Ford Bonnie, Esq.

(c)       If to any Covered Person, to the address and other contact information set forth in the records of Holdings from time to time.

Section 3.10       Governing Law.  The Delaware Limited Liability Company Act shall govern all questions arising under this Agreement concerning the relative rights of Holdings and the holders of its limited liability company interests.  The Delaware General Company Law shall govern all questions arising under this Agreement concerning the relative rights of the Company and its stockholders.  All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York applicable to contracts made and to be performed in the State of New York.

Section 3.11       Specific Performance.  Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may be then available.

Section 3.12       Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed or caused to be duly executed this Agreement as of the dates indicated.

DYNAVOX INC.

By:	/s/ Kenneth D. Misch
	Name:	Kenneth D. Misch
	Title:	Chief Financial Officer

BKC DVSH Blocker, Inc.

By:	/s/ Michael B. Lazar
	Name:	Michael B. Lazar
	Title:	President

[Registration Rights Agreement]

Appendix A

DYNAVOX INC.

Covered Person Questionnaire

The undersigned Covered Person understands that the Company has filed or intends to file with the SEC a registration statement for the registration of the shares of Class A Common Stock (as such may be amended, the “Registration Statement”), in accordance with Section 2.3 of the Registration Rights Agreement, dated as of April 21, 2010 (the “Registration Rights Agreement”), among the Company and the Covered Persons referred to therein.  A copy of the Agreement is available from the Company upon request at the address set forth below.  All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

NOTICE

The undersigned Covered Person hereby gives notice to the Company of its intention to register Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Registration Statement.  The undersigned, by signing and returning this Questionnaire, understands that it will be bound by the terms and conditions of this Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company and all other prospective sellers of Registrable Securities, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company and all other prospective sellers of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities arising in connection with statements made or omissions concerning the undersigned in the Registration Statement, prospectus, any free writing prospectus or any “issuer information” in reliance upon the information provided in this Questionnaire.

The undersigned Covered Person hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	Name.

	(a)	Full Legal Name of Covered Person:

	(b)	Full Legal Name of Covered Person (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

2

(c)	Full Legal name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item 3 below are held:

(d)
Full Legal Name of natural control person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the Registrable Securities listed in Item 3 below):

2.	Address for Notices to Covered Person:

Telephone:
Fax:
Email:
Contact Person:

3.	Beneficial Ownership of Registrable Securities:

Number of Registrable Securities beneficially owned:

4.	Broker-Dealer Status:
	(a)	Are you a broker-dealer?

Yes ☐ No ☐

	Note:	If yes, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

	(b)	Are you an affiliate of a broker-dealer?

Yes ☐ No ☐

If yes, please identify the broker-dealer with whom the Covered Person is affiliated and the nature of the affiliation:

3

(c)
If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

	Note:	If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

	(d)	If you are (1) a broker-dealer or (2) an affiliate of a broker-dealer and answered “no” to Question 4(c), do you consent to being named as an underwriter in the Registration Statement

Yes ☐ No ☐

5.	Beneficial Ownership of Other Securities of the Company Owned by the Covered Person.

Except as set forth below in this Item 5, the undersigned Covered Person is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and Amount of Other Securities beneficially owned by the Covered Person:

6.		Relationships with the Company:

Except as set forth below, neither the undersigned Covered Person nor any of its affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

4

7.	Intended Method of Disposition of Registrable Securities (Only Applicable to a Demand Registration Effected Pursuant to Section 2.2 of the Registration Rights Agreement):

Intended Method or Methods of Disposition of Registrable Securities beneficially owned:

5

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and at any time while the Registration Statement remains in effect.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 and the inclusion of such information in the Registration Statement and the related prospectus.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE SEND A COPY OF THE COMPLETED AND EXECUTED QUESTIONNAIRE BY FAX OR ELECTRONIC MAIL, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

DynaVox Inc. 2100 Wharton Street Suite 400 Pittsburgh, PA 15203 Attention: Chief Financial Officer Fax: Electronic Mail: